Supplemental Information | As of September 30, 20230 Supplemental Information Third Quarter 2023 Exhibit 99.2

Supplemental Information | As of September 30, 20231 Table of Contents Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Financial Summary

Consolidated Statements of Operations

(in thousands, except share and per share data)	Three Months Ended September 30, 2023 (unaudited)	Three Months Ended September 30, 2022 (unaudited)	Nine Months Ended September 30, 2023 (unaudited)	Nine Months Ended September 30, 2022 (unaudited)
Revenues:				
Rental revenue[1,2]	$ 86,969	$ 66,525	$ 246,960	$ 199,726
Interest on loans and direct financing lease receivables	4,568	3,719	13,548	11,490
Other revenue, net	120	419	1,353	1,014
Total revenues	91,657	70,663	261,861	212,230
Expenses:				
General and administrative	7,174	7,868	23,343	22,956
Property expenses[3]	1,359	830	3,346	2,668
Depreciation and amortization	26,212	22,054	74,779	64,441
Provision for impairment of real estate	165	349	1,645	10,541
Change in provision for loan losses	(63)	(30)	(85)	136
Total expenses	34,847	31,071	103,028	100,742
Other operating income:				
Gain on dispositions of real estate, net	1,859	6,329	19,320	18,082
Income from operations	58,669	45,921	178,153	129,570
Other (expense)/income:				
Loss on debt extinguishment[4]	(116)	—	(116)	(2,138)
Interest expense	(12,633)	(9,892)	(36,837)	(28,242)
Interest income	330	752	1,416	800
Income before income tax expense	46,250	36,781	142,616	99,990
Income tax expense	162	190	472	769
Net income	46,088	36,591	142,144	99,221
Net income attributable to non-controlling interests	(174)	(163)	(532)	(441)
Net income attributable to stockholders	$ 45,914	$ 36,428	$ 141,612	$ 98,780
Basic weighted-average shares outstanding	155,917,176	139,068,188	150,314,073	132,438,157
Basic net income per share	$ 0.29	$ 0.26	$ 0.94	$ 0.74
Diluted weighted-average shares outstanding	157,182,984	139,890,693	151,609,426	133,321,987
Diluted net income per share	$ 0.29	$ 0.26	$ 0.94	$ 0.74

1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $198, $210, $518 and $526 for the three and nine months ended September 30, 2023 and 2022, respectively.
2. Includes reimbursable income from the Company's tenants of $820, $530, $2,161 and $1,584 for the three and nine months ended September 30, 2023 and 2022, respectively.
3. Includes reimbursable expenses from the Company's tenants of $820, $530, $2,161 and $1,584 for the three and six months ended September 30, 2023 and 2022, respectively.
4. During the three and nine months ended September 30, 2023, includes debt extinguishment costs associated with the full repayment of the Company's 2024 Term Loan and during the nine months ended September 30, 2022, includes debt extinguishment costs associated with the Company's restructuring of its credit and term loan facilities.

2 Supplemental Information | As of September 30, 2023 ESSENTIAL PROPERTIES

Financial Summary

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

(unaudited, in thousands except per share amounts)	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Net income	$ 46,088	$ 36,591	$ 142,144	$ 99,221
Depreciation and amortization of real estate	26,186	22,028	74,701	64,363
Provision for impairment of real estate	165	349	1,645	10,541
Gain on dispositions of real estate, net	(1,859)	(6,329)	(19,320)	(18,082)
Funds from Operations	70,580	52,639	199,170	156,043
Non-core expense (income)[1]	116	250	(588)	2,388
Core Funds from Operations	70,696	52,889	198,582	158,431
Adjustments:				
Straight-line rental revenue, net	(7,191)	(3,810)	(20,739)	(16,610)
Non-cash interest expense	762	645	2,195	1,995
Non-cash compensation expense	2,144	2,233	7,022	7,257
Other amortization expense	708	1,775	1,244	2,177
Other non-cash charges	(68)	(34)	(101)	126
Capitalized interest expense	(750)	(236)	(1,765)	(363)
Adjusted Funds from Operations	$ 66,301	$ 53,462	$ 186,438	$ 153,013
Net income per share[2]:				
Basic	$ 0.29	$ 0.26	$ 0.94	$ 0.74
Diluted	$ 0.29	$ 0.26	$ 0.94	$ 0.74
FFO per share[2]:				
Basic	$ 0.45	$ 0.38	$ 1.32	$ 1.17
Diluted	$ 0.45	$ 0.38	$ 1.31	$ 1.17
Core FFO per share[2]:				
Basic	$ 0.45	$ 0.38	$ 1.31	$ 1.19
Diluted	$ 0.45	$ 0.38	$ 1.31	$ 1.19
AFFO per share[2]:				
Basic	$ 0.42	$ 0.38	$ 1.23	$ 1.15
Diluted	$ 0.42	$ 0.38	$ 1.23	$ 1.15

1. Includes the following during the: i) three months ended September 30, 2023 — $0.1 million loss on debt extinguishment; ii) nine months ended September 30, 2023 — $0.1 million loss on debt extinguishment, $0.9 million of insurance recovery income and $0.2 million of severance expense and non-cash compensation expense in connection with the departure of one of our junior executives; iii) three and nine months ended September 30, 2022 — $0.2 million of fees incurred in conjunction with a term loan amendment and $2.1 million loss on debt extinguishment.
2. Calculations exclude $101, $93, $304 and $280 from the numerator for the three and nine months ended September 30, 2023 and 2022, respectively, related to dividends paid on unvested restricted stock awards and restricted stock units.

3

Supplemental Information | As of September 30, 2023

ESSENTIAL PROPERTIES

Supplemental Information | As of September 30, 20234 l t l I f r ti | s f t r , 4 Financial Summary Consolidated Balance Sheets (in thousands, except share and per share amounts) September 30, 2023 December 31, 2022 ASSETS (unaudited) (audited) Investments: Real estate investments, at cost: Land and improvements $ 1,431,441 $ 1,228,687 Building and improvements 2,798,181 2,440,630 Lease incentive 16,894 18,352 Construction in progress 69,113 34,537 Intangible lease assets 87,849 88,364 Total real estate investments, at cost 4,403,478 3,810,570 Less: accumulated depreciation and amortization (343,637) (276,307) Total real estate investments, net 4,059,841 3,534,263 Loans and direct financing lease receivables, net 227,114 240,035 Real estate investments held for sale, net 3,539 4,780 Net investments 4,290,494 3,779,078 Cash and cash equivalents 36,106 62,345 Restricted cash 5,912 9,155 Straight-line rent receivable, net 98,620 78,587 Derivative assets 54,314 47,877 Rent receivables, prepaid expenses and other assets, net 26,735 22,991 Total assets $ 4,512,181 $ 4,000,033 LIABILITIES AND EQUITY Unsecured term loans, net of deferred financing costs $ 1,197,155 $ 1,025,492 Senior unsecured notes, net 395,706 395,286 Revolving credit facility — — Intangible lease liabilities, net 11,230 11,551 Dividend payable 43,943 39,398 Derivative liabilities 660 2,274 Accrued liabilities and other payables 25,697 29,261 Total liabilities 1,674,391 1,503,262 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 9/30/23 and 12/31/22 — — Common stock, $0.01 par value; 500,000,000 authorized; 156,024,222 and 142,379,655 issued and outstanding as of 9/30/23 and 12/31/22, respectively 1,560 1,424 Additional paid-in capital 2,885,825 2,563,305 Distributions in excess of cumulative earnings (107,592) (117,187) Accumulated other comprehensive loss 49,422 40,719 Total stockholders' equity 2,829,215 2,488,261 Non-controlling interests 8,575 8,510 Total equity 2,837,790 2,496,771 Total liabilities and equity $ 4,512,181 $ 4,000,033

Financial Summary

GAAP Reconciliations to EBITDA*re*, GAAP NOI, Cash NOI and Estimated Run Rate Metrics

(unaudited, in thousands)		Three Months Ended September 30, 2023
Net income	$	46,088
Depreciation and amortization		26,212
Interest expense		12,633
Interest income		(330)
Income tax expense		162
EBITDA		84,765
Provision for impairment of real estate		165
Gain on dispositions of real estate, net		(1,859)
EBITDA*re*		83,071
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]		3,647
Adjustment to exclude other non-core and non-recurring activity[2]		(16)
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]		(205)
Adjusted EBITDA*re* - Current Estimated Run Rate		86,497
General and administrative		6,969
Adjusted net operating income ("NOI")		93,466
Straight-line rental revenue, net[1]		(8,966)
Other amortization expense		708
Adjusted Cash NOI	$	85,208
Annualized EBITDA*re*	$	332,284
Annualized Adjusted EBITDA*re*	$	345,988
Annualized Adjusted NOI	$	373,864
Annualized Adjusted Cash NOI	$	340,832

1. Adjustment made to reflect EBITDA*re*, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended September 30, 2023 had occurred on July 1, 2023.
2. Adjustment is made to i) exclude non-core income and expense adjustments made in computing Core FFO, ii) exclude changes in our provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3. Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

5 Supplemental Information | As of September 30, 2023 ESSENTIAL PROPERTIES

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)		September 30, 2023	Rate	Wtd. Avg. Maturity
Unsecured debt:				
February 2027 term loan[1]	$	430,000	2.4%	3.4 years
January 2028 term loan[1]		400,000	4.6%	4.3 years
February 2029 term loan[1,2]		375,000	4.1%	5.4 years
Senior unsecured notes due July 2031		400,000	3.1%	7.8 years
Revolving credit facility[3]		—	—%	2.4 years
Total unsecured debt		1,605,000	3.5%	5.2 years
Gross debt		1,605,000		
Less: cash & cash equivalents		(36,106)		
Less: restricted cash available for future investment		(5,912)		
Net debt		1,562,982		
Equity:				
Preferred stock		—		
Common stock and OP units (156,578,069 shares @ $21.63/share as of 9/30/23)[4]		3,386,784		
Total equity		3,386,784		
Total enterprise value ("TEV")	$	4,949,766		
Pro forma adjustments to Net Debt and TEV:[5]				
Net debt	$	1,562,982		
Less: cash received — unsettled forward equity		(272,602)		
Pro forma net debt		1,290,380		
Total equity		3,386,784		
Common stock — unsettled forward equity (12,447,580 shares @ $21.63/share as of 9/30/23)		269,241		
Pro forma TEV	$	4,946,405		
Gross Debt / Undepreciated Gross Assets		33.1%		
Net Debt / TEV		31.6%		
Net Debt / Annualized Adjusted EBITDA*re*		4.5x		
Pro Forma Gross Debt / Undepreciated Gross Assets		31.3%		
Pro Forma Net Debt / Pro Forma TEV		26.1%		
Pro Forma Net Debt / Annualized Adjusted EBITDA*re*		3.7x		

1. Rates presented for our term loans are fixed at the stated rates after giving effect to our interest rate swaps, applicable margin of 85bps (for 2027 and 2028 Term Loans) or 95bps (for 2029 Term Loan) and SOFR premium of 10bps.
2. Weighted average maturity calculation is made after giving effect to extension options exercisable at our election.
3. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $600 million. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps and SOFR premium of 10bps.
4. Common stock and OP units as of September 30, 2023, based on 156,024,222 common shares outstanding and 553,847 OP units held by non-controlling interests.
5. Pro forma adjustments have been made to reflect 12,447,580 shares sold on a forward basis through the Company's September 2023 follow-on offering and ATM Program as if they had been physically settled on September 30, 2023.

6 Supplemental Information | As of September 30, 2023 ESSENTIAL PROPERTIES

Supplemental Information | As of September 30, 20237 $322,203 $237,795 $175,738 $195,454 $328,370 $207,147 $277,361 $213,327 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 $320,000 $360,000 In ve st m en t Ac tiv ity ($ 00 0s ) Net Investment Activity Investment Summary 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loans receivable collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Investments1 4Q'21 1Q’22 2Q’22 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 Number of Transactions 55 23 23 27 39 24 29 30 Property Count 96 105 39 40 115 57 78 65 Average Investment per Unit (in 000s) $3,230 $2,187 $3,870 $3,750 $2,782 $3,401 $3,350 $2,812 Cash Cap Rates2 6.9% 7.0% 7.0% 7.1% 7.5% 7.6% 7.4% 7.6% GAAP Cap Rates3 7.8% 7.8% 8.0% 8.2% 8.8% 9.0% 8.7% 8.7% Weighted Average Lease Escalation 1.6% 1.4% 1.5% 1.6% 1.8% 2.0% 1.9% 2.0% Master Lease %4,5 59% 83% 86% 68% 90% 86% 57% 60% Sale-Leaseback %4,6 96% 100% 100% 89% 99% 100% 99% 100% Existing Relationship %4 89% 83% 79% 94% 95% 94% 66% 86% % of Financial Reporting4 98% 100% 100% 100% 100% 100% 100% 100% Rent Coverage Ratio 3.0x 3.3x 2.7x 4.4x 3.2x 3.3x 3.9x 3.3x Lease Term Years 16.3 15.0 17.2 16.5 18.7 19.0 19.3 17.6

Supplemental Information | As of September 30, 20238 $4,466 $18,443 $26,091 $35,513 $75,522 $37,161 $41,736 $28,496 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 D is po si tio n Ac tiv ity ($ 00 0s )1 Net Investment Activity Disposition Summary 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Property count excludes dispositions of undeveloped land parcels or dispositions where only a portion of the owned parcel is sold. 5. Excludes properties sold pursuant to an existing tenant purchase option or properties purchased by the tenant. Dispositions 4Q'21 1Q’22 2Q’22 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 Realized Gain/(Loss)1,2 7.5% 0.4% 38.6% 11.1% 7.2% (2.1%) (0.9%) (2.3%) Cash Cap Rate on Leased Assets3 6.0% 7.1%5 6.2% 6.2%5 6.9% 6.1%5 6.2%5 6.5%5 Leased Properties Sold4 2 6 8 12 25 17 14 9 Vacant Properties Sold4 — — — — 1 — 2 1 Rent Coverage Ratio 0.0x 2.5x5 1.1x 1.2x 2.1x 2.3x 2.2x 3.6x

Supplemental Information | As of September 30, 20239 Portfolio Summary Portfolio Highlights Investment Properties (#)1 1,793 Square Footage (mm) 17.8 Tenants (#) 363 Concepts (#) 584 Industries (#) 16 States (#) 48 Weighted Average Remaining Lease Term (Years) 13.9 Triple-Net Leases (% of Cash ABR) 95.6% Master Leases (% of Cash ABR) 65.1% Sale-Leaseback (% of Cash ABR)2,3 89.5% Unit-Level Rent Coverage 4.0x Unit-Level Financial Reporting (% of Cash ABR) 98.7% Leased (%) 99.8% Top 10 Tenants (% of Cash ABR) 17.8% Average Investment Per Property ($mm) $2.6 Total Cash ABR ($mm) $341.8 1. Includes 138 properties that secure mortgage loans receivable. 2. Exclusive of our Initial Portfolio. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of September 30, 2023

Portfolio Summary
Tenant and Industry Diversification

Top 10 Tenants

Top 10 Tenants[1]	Properties[2]	% of Cash ABR
Equipment Share	39	3.3%
Chicken N Pickle	7	2.0%
Bright Path	31	2.0%
festival foods	6	1.7%
Five Star Parks & Attractions	10	1.7%
Captain D's	77	1.6%
Whitewater Express Car Wash	16	1.4%
Cadence Education	21	1.4%
Accelerated Brands	12	1.4%
Mister	13	1.3%
Top 10 Tenants	**232**	**17.8%**
Total	**1,790**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt[3]	Rent Per SqFt[3]
Car Washes	Service	$ 52,306	15.3%	174	880,223	$ 59.79
Early Childhood Education	Service	41,017	12.0%	186	1,937,472	21.17
Medical / Dental	Service	36,856	10.8%	205	1,493,524	24.68
Quick Service	Service	36,327	10.6%	404	1,106,725	33.10
Automotive Service	Service	29,013	8.5%	219	1,461,303	19.85
Casual Dining	Service	24,943	7.3%	114	810,337	30.97
Equipment Rental and Sales	Service	15,529	4.5%	63	1,063,533	14.60
Convenience Stores	Service	14,417	4.2%	129	496,512	30.37
Other Services	Service	7,921	2.3%	41	502,465	15.76
Family Dining	Service	6,806	2.0%	38	249,173	27.31
Pet Care Services	Service	4,665	1.4%	37	253,305	20.38
Service Subtotal		**$ 269,800**	**78.9%**	**1,610**	**10,254,570**	**$ 26.48**
Entertainment	Experience	28,301	8.3%	52	1,548,087	18.29
Health and Fitness	Experience	14,735	4.3%	35	1,340,774	10.99
Movie Theatres	Experience	4,398	1.3%	6	293,206	15.00
Experience Subtotal		**$ 47,334**	**13.9%**	**93**	**3,182,067**	**$ 14.91**
Grocery	Retail	11,582	3.4%	32	1,477,780	7.84
Home Furnishings	Retail	1,492	0.4%	3	176,809	8.44
Retail Subtotal		**$ 13,074**	**3.8%**	**35**	**1,654,589**	**$ 7.90**
Other Industrial	Industrial	7,621	2.2%	29	1,342,335	5.68
Building Materials	Industrial	3,910	1.2%	23	1,257,017	3.11
Industrial Subtotal		**$ 11,531**	**3.4%**	**52**	**2,599,352**	**$ 4.44**
Total		**$ 341,839**	**100.0%**	**1,790**	**17,690,579**	**$ 19.40**

1. Represents tenant, guarantor or parent company.
2. Property count includes 138 properties that secure mortgage loans receivable and excludes three vacant properties.
3. Calculation excludes three vacant properties, properties with no annualized base rent and properties under construction.

10 Supplemental Information | As of September 30, 2023 ESSENTIAL PROPERTIES

Supplemental Information | As of September 30, 202311 ≥ 2.00x: 74.1% Not Reported: 1.4% 1.50x to 1.99x: 12.1% 1.00x to 1.49x: 9.3% < 1.00x: 3.1% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 Th er ea fte r % o f C as h AB R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 40.4% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% C C C + B- B B+ BB - BB BB + BB B- BB B BB B+ A- A A+ AA - % o f C as h AB R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR Portfolio Summary Portfolio Health Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of September 30, 2023, attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.7% Corporate-Level Financial Reporting 98.9% Both Unit-Level and Corporate-Level Financial Information 98.3% No Financial Information 0.8% Rent Coverage Ratio (x) Rent Coverage Ratio (x)

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR ($'000)s	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2023	234	0.1%	4	2.7x
2024	5,297	1.5%	51	6.8x
2025	2,271	0.7%	17	3.0x
2026	3,042	0.9%	19	3.1x
2027	6,234	1.8%	56	2.9x
2028	4,314	1.3%	16	2.6x
2029	5,784	1.7%	79	4.5x
2030	4,109	1.2%	46	7.2x
2031	13,026	3.8%	78	3.0x
2032	11,416	3.3%	46	3.9x
2033	7,803	2.3%	24	3.7x
2034	28,324	8.3%	200	6.4x
2035	15,051	4.4%	100	3.6x
2036	39,571	11.6%	160	4.8x
2037	27,618	8.1%	135	5.0x
2038	27,606	8.1%	136	4.0x
2039	17,328	5.1%	80	3.4x
2040	29,510	8.6%	130	2.6x
2041	23,081	6.8%	112	2.7x
2042	38,403	11.2%	173	3.2x
Thereafter	31,817	9.2%	128	3.5x
Total	**$ 341,839**	**100.0%**	**1,790**	**4.0x**

Leasing Activity – Trailing 12 Months

$(000)s	Lease Renewals	Terminated Leases Re-Leased: Without Vacancy	Terminated Leases Re-Leased: After Vacancy	Total Leasing
Prior Cash ABR	$ 333	$ 2,561	$ 284	$ 3,178
New Cash ABR[4]	356	2,224	240	2,820
Recovery Rate	107.0%	86.8%	84.4%	88.7%
Number of Leases	5	18	5	28
Average Months Vacant	—	—	8.4	—
% of Total Cash ABR[5]	0.1%	0.7%	0.1%	0.8%

Leasing Statistics

Vacant Properties at June 30, 2023	**2**
Expiration Activity	—
Properties Subject to Lease Termination	3
Vacant Property Sales	—
Properties Leased	(2)
Vacant Properties at September 30, 2023	**3**

1. Expiration year of contracts in place as of September 30, 2023, excluding any tenant option renewal periods that have not been exercised.
2. Property count includes 138 properties that secure mortgage loans receivable but excludes three vacant properties.
3. Weighted by cash ABR as of September 30, 2023.
4. New cash ABR reflects full lease rental rate without giving effect to free rent or discounted rent periods.
5. New cash ABR divided by total cash ABR as of September 30, 2023.

12 Supplemental Information | As of September 30, 2023 ESSENTIAL PROPERTIES

Supplemental Information | As of September 30, 202313 Leasing Summary Same-Store Analysis Same-Store Portfolio Performance1 Contractual Cash Rent ($000s) 2 % Type of Business 3Q’22 3Q’23 Change Service $ 52,056 $ 52,774 1.4% Experience 7,645 7,644 0.0% Retail 2,804 2,816 0.4% Industrial 1,662 1,690 1.7% Total Same-Store Rent $ 64,167 $ 64,924 1.2% 1. All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is July 1, 2022 through September 30, 2023. The same-store portfolio for 3Q’23 is comprised of 1,454 properties and represents 76% of our total portfolio as measured by contractual cash rent and interest divided by our cash ABR at September 30, 2023. 2. The amount of cash rent and interest our tenants are contractually obligated to pay per the in-place lease or mortgage as of September 30, 2023; excludes (i) percentage rent that is subject to sales breakpoints per the lease and (ii) redevelopment properties in a free rent period. 1.3% 2.0% 1.9% 1.7% 1.6% 1.6% 1.5% 1.2% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Trailing 8 Qtr. Avg. Same-Store Rent Growth1

Supplemental Information | As of September 30, 202314 Contractual Fixed 96.1% CPI 2.5% Flat 1.4% Leasing Summary Lease Escalations 1. Based on cash ABR as of September 30, 2023. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.7% 1.7% Every 2 years 1.2 1.5 Every 3 years 0.2 0.0 Every 4 years 0.2 1.0 Every 5 years 13.2 1.8 Other escalation frequencies 4.1 1.0 Flat 1.4 0.0 Total / Weighted Average 100.0% 1.6%

Supplemental Information | As of September 30, 202315 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges and capitalized interest expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Information | As of September 30, 202316 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash available for future investment, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Information | As of September 30, 202317 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial Portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.